EXHIBIT 31.2
CERTIFICATION PURSUANT TO EXCHANGE ACT RULE 13a-14(a)

I, Jerome J. Rouquet, certify that:

1.    I have reviewed this Quarterly Report on Form 10-Q/A of Visteon Corporation;

2.    Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date:    November 4, 2025
   /s/  Jerome J. Rouquet
Jerome J. Rouquet
Senior Vice President and
Chief Financial Officer
(Principal Financial Officer)